CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-270600, 333-263796 and 333-261029) of Weave Communications, Inc. of our report dated March 13, 2024 relating to the financial statements, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 13, 2024